Exhibit 10.1
SUMMARY OF FINAL TERMS
FOR RICHARD L. LANGLEY EMPLOYMENT AGREEMENT

Position	President

Term of Employment	At will employment. Employment may be terminated by Richard L. Langley (“Langley”) or Sparton Corporation (“the Company”), at any time. The Employment Agreement (“the Agreement”) will have an initial term of nineteen months.

Salary	$265,000 base salary.

Bonus	The Company and Langley shall agree upon a written bonus/incentive plan consistent with the same bonus plan provided to other senior executives of the Company for fiscal years 2009 and 2010.

Benefits	Langley will be eligible to participate in the Company’s employee benefit plans, policies and arrangements applicable to other executive officers including: participation in the pension and 401(k) plans, medical, dental, vision and life and disability insurance, as applicable.

Perquisites	Langley will be eligible for Company perquisites as at least the same level as other senior executive officers including auto allowance.

Time-Off	Langley will receive paid time-off in accordance with Company policy for other senior executive officers.

Directorship	Langley will retire as a director of the Company at the next regularly scheduled meeting of the Board of Directors.

Termination for Cause	The Company can terminate the Agreement at any time For Cause as defined in the Agreement without recourse, except for vested compensation and benefits.

Termination Without Cause	The Company can terminate the Agreement at any time Without Cause and shall pay Langley certain salary continuation benefits, all as more specifically described in the Agreement.

Termination by Langley For Good Reason	Langley can terminate the Agreement for Good Reason, as defined in the Agreement, and be entitled to the benefits provided in the event of a Termination Without Cause.

Confidentiality	During the term of the Agreement and thereafter Langley agrees to keep Company proprietary information confidential.

Non-Competition/Non-Solicitation	During the term of the Agreement and for a period of six months thereafter Langley shall not “compete” with the Company in the Electronic Manufacturing Services business, nor solicit employees or customers or suppliers of the Company, all as more specifically defined in the Agreement.